Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form 20-F constituting a part of this Registration Statement on Form F-1 (Registration No. 333-289205) of our report dated April 6, 2026, relating to the consolidated financial statements of Davion Healthcare Plc and Subsidiary which is contained in the Form 20-F. We also consent to the reference to us under the caption “Experts” in the Form 20-F.

Philadelphia, Pennsylvania

April 30, 2026